UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

CQENS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 3(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2023, CQENS Technologies Inc. (the “Company”) and Asahi Corporation Limited, a Hong Kong company (“ASAHI”), entered into a shareholder agreement (the “ASAHI Shareholder Agreement”) as the sole shareholders of CQENS Electronics (Hong Kong) Limited, a recently organized Hong Kong company (“CEL”), for the purposes of creating a joint venture company between the Company and ASAHI (the “JV”). ASAHI is a manufacturing company with facilities located in the People’s Republic of China. The purpose of the JV is to manufacture electronic devices consistent with the Company’s patented and patent pending Heat-not-Burn technology (“HnB”). Under the terms of the JV, ASAHI will purchase and contribute all required tooling and equipment, provide the facilities for manufacturing and secure the requisite regulatory approvals to manufacture the HnB devices in China. CQENS will market the proposed HnB devices to future buyers and provide the JV the exclusive rights to manufacture products and devices incorporating the Company’s HnB intellectual property pursuant to the exclusive intellectual license agreement discussed below.

The JV is equally owned by the Company and ASAHI, with three members of the JV board of directors to be appointed by the Company and two members of the JV board of directors to be appointed by ASAHI. The day to day operations of JV shall be controlled by ASAHI. No shareholder may transfer its shares in CEL without the consent of the other shareholder. The term of the ASAHI Shareholders Agreement is for a period of four years and will be renewed for successive one year terms subject to the unanimous consent of the parties. In addition, the ASAHI Shareholders Agreement may be terminated by a party in the event of a material breach by the other party. In the event the shareholders agreement is terminated without cause, and the terminating party subsequently manufactures or markets a competing HnB product within two years of termination, then such party shall pay the non-terminating party a fee of $2,000,000.

Effective with the execution of the ASAHI Shareholder Agreement the Company entered into an exclusive worldwide intellectual property license agreement with CEL (the “Electronics IP Agreement”) for the exclusive use of the Company’s intellectual property. The Electronics IP Agreement is for a term of three years and shall automatically be renewed for additional three year periods unless terminated by mutual consent or six months’ notice by either party prior to the completion of the term. Furthermore, either party may terminate the Electronics IP Agreement in the event of a material breach of such agreement by the other party.

The parties anticipate commencing the operations of the JV in early 2024. In furtherance of the Company’s JV and continued development and attempt to commercialize marketable HnB products, the Company was also recently granted additional HnB patents in the Peoples Republic of China, Hong Kong, Japan, Macau, Singapore and Indonesia. The Company currently has 44 patents and pending patents related to HnB intellectual property and another 31 patents and pending patents related to other inhalation methods

The foregoing descriptions of the ASAHI Shareholder Agreement and the Electronics IP Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, filed as Exhibit 10.1 and as Exhibit 10.1, respectively, which are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	CQENS Electronics (Hong Kong) Limited Shareholders Agreement dated December 20, 2023 between CQENS Technologies Inc. and Asahi Corporation Limited

10.2	Intellectual Property Agreement dated December 20, 2023 by and between CQENS Technologies Inc. and CQENS Electronics (Hong Kong) Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS TECHNOLOGIES INC.

Date: December 21, 2023	By:	/s/ William P. Bartkowski
William P. Bartkowski, President

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